Exhibit 8.1

The following is a list of the Company’s subsidiaries as of December 31, 2007.

	Ship-owning Company	Country of Incorporation	Vessel
1.	Hydrogen Shipping Company Limited (“Hydrogen”)	Malta	Mostoles (sold - July 2007)
2.	Oxygen Shipping Company Limited (“Oxygen”)	Malta	Shibumi (sold – April 2007)
3.	Annapolis Shipping Company Limited (“Annapolis”)	Malta	Lacerta
4.	Helium Shipping Company Limited (“Helium”)	Malta	Striggla (sold – January 2007)
5.	Blueberry Shipping Company Limited (“Blueberry”)	Malta	Panormos (sold – January 2007)
6.	Silicon Shipping Company Limited (“Silicon”)	Malta	Flecha (sold – December 2006)
7.	Lancat Shipping Company Limited (“Lancat”)	Malta	Matira (Note 5)
8.	Tolan Shipping Company Limited (“Tolan”)	Malta	Tonga
9.	Malvina Shipping Company Limited (“Malvina”)	Malta	Coronado
10.	Arleta Navigation Company Limited (“Arleta”)	Malta	Xanadu
11.	Selma Shipping Company Limited (“Selma”)	Malta	La Jolla
12.	Royerton Shipping Company Limited (“Royerton”)	Malta	Netadola (Note 5)
13.	Samsara Shipping Company Limited (“Samsara”)	Malta	Ocean Crystal
14.	Lansat Shipping Company Limited (“Lansat”)	Malta	Paragon
15.	Farat Shipping Company Limited (“Farat”)	Malta	Toro
16.	Madras Shipping Company Limited (“Madras”)	Malta	Alona (sold – June 2007)
17.	Iguana Shipping Company Limited (“Iguana”)	Malta	Iguana
18.	Borsari Shipping Company Limited (“Borsari”)	Malta	Catalina
19.	Onil Shipping Company Limited (“Onil”)	Malta	Padre
20.	Zatac Shipping Company Limited (“Zatac”)	Malta	Waikiki
21.	Fabiana Navigation Company Limited (“Fabiana”)	Malta	Alameda
22.	Fago Shipping Company Limited (“Fago”)	Malta	Lanikai (sold -July 2007)
23.	Felicia Navigation Company Limited (“Felicia”)	Malta	Solana
24.	Karmen Shipping Company Limited (“Karmen”)	Malta	Sonoma
25.	Thelma Shipping Company Limited (“Thelma”)	Malta	Manasota
26.	Celine Shipping Company Limited (“Celine”)	Malta	Mendocino
27.	Seaventure Shipping Limited (“Seaventure”)	Marshall Islands	Hille Oldendorff (sold June 2007)

	Ship-owning Company	Country of Incorporation	Vessel
28.	Tempo Marine Co. (“Tempo”)	Marshall Islands	Maganari
29.	Star Record Owning Company Limited (‘Star”)	Marshall Islands	Ligari
30.	Human Owning Company Limited (“Human”)	Marshall Islands	Estepona (sold – April 2007)
31.	Classical Owning Company Limited (“Classical”)	Marshall Islands	Delray (sold – May 2007)
32.	Maternal Owning Company Limited (“Maternal”)	Marshall Islands	Lanzarote
33.	Paternal Owning Company Limited (“Paternal”)	Marshall Islands	Formentera (sold – December 2007)
34.	Argo Owning Company Limited (“Argo”)	Marshall Islands	Redondo
35.	Rea Owning Company Limited (“Rea”)	Marshall Islands	Ecola (ex Zella Oldendorff)
36.	Gaia Owning Company Limited (“Gaia”)	Marshall Islands	Samsara (ex Cape Venture)
37.	Kronos Owning Company Limited (“Kronos”)	Marshall Islands	Primera (ex Sea Epoch)
38.	Trojan Maritime Co. (“Trojan”)	Marshall Islands	Brisbane (ex Spring Brave)
39.	Atlas Owning Company Limited (“Atlas”)	Marshall Islands	Menorca (ex Oinoussian Legend)
40.	Dione Owning Company Limited (“Dione”)	Marshall Islands	Marbella (ex Restless)
41.	Phoebe Owning Company Limited (“Phoebe”)	Marshall Islands	Majorca (ex Maria G.O.)
42.	Uranus Owning Company Limited (“Uranus”)	Marshall Islands	Heinrich Oldendorff
43.	Platan Shipping Company Limited (“Platan”)	Malta	Daytona (sold – January 2007)
44.	Selene Owning Company Limited (“Selene”)	Marshall Islands	Bargara (ex Songa Hua)
45.	Tethys Owning Company Limited (“Tethys”)	Marshall Islands	Capitola (ex Songa Hui)
46.	Ioli Owning Company Limited (“Ioli”)	Marshall Islands	Clipper Gemini
47.	Iason Owning Company Limited (“Iason”)	Marshall Islands	Oregon (ex Athina Zafirakis)
48.	Orpheus Owning Company Limited (“Orpheus”)	Marshall Islands	Avoca (ex Nord Mercury)
49.	Team up Owning Company Limited (“Team-up”)	Marshall Islands	Saldanha (ex Shino Brilliance)
50.	Iokasti Owning Company Limited (“Iokasti”)	Marshall Islands	VOC Galaxy
51.	Boon Star Owners Inc. (“Boon”)	Marshall Islands	Samatan (ex Trans Atlantic)
52	Norwalk Star Owners Inc. (“Norwalk”)	Marshall Islands	Gran Trader
53.	Roscoe Marine Ltd. (“Roscoe”)	Marshall Islands	Hull 1518A
54.	Monteagle Shipping S.A. (“Monteagle”)	Marshall Islands	Hull 1519A
55.	Iktinos Owning Company Limited (“Iktinos”)	Marshall Islands	Hull SS058
56.	Kallikrates Owning Company Limited (“Kallikrates”)	Marshall Islands	Hull SS059
57.	Mensa Enterprises Inc. (“Mensa”)	Marshall Islands	Hull 0002
58.	Mandarin Shipholding Co. (“Mandarin”)	Marshall Islands	Hull 0003
59.	Faedon Owning Company Limited (“Faedon”)	Marshall Islands	Hull 2089
60.	Dallan Star Owners Inc. (“Dallan”)	Marshall Islands	Hull HN-1001
61.	NT LLC Investors Ltd.	Marshall Islands	Conquistador (ex Kookabura)

	Other company		Activity
62.	Wealth Management Inc. (“Wealth”)	Marshall Islands	Cash Manager
63.	Primelead Limited (“Primelead”)	Cyprus

K 23113 0002 861289